UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 28, 2022
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On February 28, 2022, eHealth, Inc. (the “Company”) entered into a Credit Agreement, by and among the Company, as Borrower (the “Borrower”), the other lenders party thereto and Blue Torch Finance LLC (“Blue Torch”), as administrative agent and collateral agent (the “Term Loan Credit Agreement”). The Term Loan Credit Agreement provides for a $70.0 million secured term loan credit facility. The obligations under the Term Loan Credit Agreement mature on February 28, 2025 (the “Maturity Date”). The Borrower’s obligations under the Term Loan Credit Agreement are guaranteed by certain of the Borrower’s domestic subsidiaries meeting materiality thresholds set forth in the Term Loan Credit Agreement.

The proceeds of the loans under the Term Loan Credit Agreement may be used for working capital and general corporate purposes, to refinance the Company’s existing credit agreement and to pay transactions expenses in connection with such refinancing. The Borrower has the right to prepay the loans under the Term Loan Credit Agreement in whole or in part at any time, subject, in the case of any voluntary prepayment or certain mandatory prepayments made on or after February 28, 2023, to an exit fee. Amounts repaid may not be reborrowed. As of the closing date of the Term Loan Credit Agreement, the aggregate principal amount of the loans funded under the Term Loan Credit Agreement was $70.0 million and such loans were funded net of certain fees and expenses.

Loans under the Term Loan Credit Agreement bear interest, at the Company’s option, at either a rate based on the London Interbank Offered Rate (“LIBOR”) for the applicable interest period or a base rate, in each case plus a margin. The base rate is the highest of the prime rate, the federal funds rate plus 0.50% and one month adjusted LIBOR plus 1.0%. The margin is 7.50% for LIBOR loans and 6.50% for base rate loans and the Term Loan Credit Agreement includes customary “fallback” provisions with respect to potential transition from LIBOR. Interest on the loans is payable quarterly in arrears with respect to base rate loans and at the end of an interest period in the case of LIBOR loans. Principal, together with accrued and unpaid interest, is due on the Maturity Date. The Company incurred closing costs totaling approximately $5.0 million in connection with closing of the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains customary representations and warranties and affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements (subject to enhanced reporting requirements when liquidity is less than $40 million for a period of five days) and compliance with applicable laws and regulations, and customary negative covenants limiting the ability of the Company and its subsidiaries, among other things, to incur debt, grant liens, make investments, make certain restricted payments, make fundamental changes, sell assets, transact with affiliates, enter into burdensome agreements, prepay certain indebtedness or modify our organizational documents, in each case, subject to certain exceptions. Further, the Term Loan Credit Agreement contains financial covenants requiring the Company to (x) maintain a minimum level of liquidity of $25,000,000 as of the end of each month and (y) maintain a ratio such that the outstanding amount of obligations under the Term Loan Credit Agreement at the end of any month does not exceed 50% of the value of certain commissions receivable as of the end of such month. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued and unpaid interest under the Term Loan Credit Agreement immediately due and payable and may exercise the other rights and remedies provided for under the Term Loan Credit Agreement and related loan documents. The events of default under the Term Loan Credit Agreement include, among other things and subject to grace periods in certain instances, payment defaults, cross defaults with certain other material indebtedness, breaches of covenants or representations and warranties, change in control of the Company, certain bankruptcy and insolvency events with respect to the Company and its subsidiaries and set forth in the Term Loan Credit Agreement, a restriction on all or a material portion of the Company operating its business and the indictment of the Borrower or any subsidiary (or any senior officer thereof), or criminal proceedings against the same, which could result in a forfeiture in a material portion of the Borrower and its subsidiaries properties.

The obligations under the Term Loan Credit Agreement will be secured by substantially all of the Borrower’s and certain of its material domestic subsidiaries’ assets, subject to customary exceptions and carve outs. Such obligations will also be guaranteed by certain of the Borrower’s material domestic subsidiaries.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is filed as Exhibit 1.01 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Term Loan Credit Agreement is filed as an Exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 1.02. Termination of Material Definitive Agreement.
In connection with the Borrower’s entry into the Term Loan Credit Agreement described in Item 1.01 above in the Form 8-K, the Company terminated all commitments and satisfied all outstanding obligations under its current Credit Agreement with Royal Bank of Canada, dated as of September 17, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated February 28, 2022, by and among eHealth, Inc., Blue Torch Finance LLC and the other lenders identified therein.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	February 28, 2022	/s/ Christine Janofsky
Christine Janofsky SVP, Chief Financial Officer (Principal Financial Officer)